EXHIBIT 10.22

Distribution Plan

SECTION 1.        BACKGROUND

This Distribution Plan (the “Plan”) is adopted by the Trust with respect to each Fund, as applicable and certain Classes thereof in accordance with the provisions of Rule 12b-1 under the 1940 Act. When more than one Class is offered by a Fund, actions that require the approval of a majority of the outstanding voting securities of the Fund shall mean the approval of a majority of the outstanding voting securities of a Class when such actions relate to a particular Class offered by the Fund.

SECTION 2.        AUTHORIZATION

Each Fund is authorized to pay to the Distributor or to such other entities as approved by the Board (each a “Payee”), as compensation for the distribution-related or shareholder services provided by such entities, an aggregate fee at an annual rate approved from time to time by the shareholders of the applicable Fund or Class and the Board based on the average daily net assets of the Shares. Payments include any compensation paid by a Fund under this Plan (the “Payments”). The Payments shall be accrued daily and paid monthly or at such other interval, as the Board shall determine, and the proceeds therefrom may be used by the Payees to pay any expenses or costs incurred for distribution-related or shareholder servicing activities.

SECTION 3.        PAYMENTS

On behalf of the Trust, a Payee may spend such amounts and incur such expenses as it deems appropriate or necessary on any activities or expenses primarily intended to result in or relate to the  sale of Shares (distribution activities) or for the servicing and maintenance of shareholder accounts of each Fund (service activities).

SECTION 4.        DISTRIBUTION AND SERVICE ACTIVITIES

Distribution and service activities include but are not limited to: (i) any sales, marketing and other activities primarily intended to result in the sale of Shares and (ii) providing services to holders of Shares related to their investment in the Fund, including without limitation providing assistance in connection with responding to a Fund’s shareholder inquiries regarding the Fund’s investment objective, policies and other operational features, and inquiries regarding shareholder accounts. Expenses for such activities include compensation to employees, and expenses, including overhead and telephone and other communication expenses, of a Payee who engages in or supports the distribution of Shares, or who provides shareholder servicing such as responding to a Fund’s shareholder inquiries regarding the Fund’s operations; the incremental costs of printing (excluding typesetting) and distributing prospectuses, statements of additional information, annual reports and other periodic reports for use in connection with the offering or sale of Shares to any prospective investors; and the costs of preparing, printing and distributing sales literature and advertising materials used by the Distributor, Adviser or others in connection with the offering of Shares for sale to the public.

SECTION 5.        LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

The Trustees of the Trust and the shareholders of any Fund shall not be liable for any obligations of the Trust or of a Fund under the Plan, and each Payee shall, in asserting any rights or claims under this Plan, look only to the assets and property of the Trust or a Fund to which such Payee’s rights or claims relate in settlement of such rights or claims, and shall not look to the assets or property of the Trustees of the Trust, the shareholders of any the Fund, or to the assets or property of any Fund or Class to which such rights or claims do not relate.

SECTION 6.        MISCELLANEOUS

(A) The terms “majority of the outstanding voting securities” and “interested person” shall have the meanings ascribed thereto in the 1940 Act.

(B) If any provision of the Plan shall be held invalid by a court decision, statute, rule or otherwise, the remainder of the Plan shall not be affected thereby.

SECTION 7.        AMENDMENT

The Plan may be amended at any time by the Board, provided that: (i) any material amendments to the Plan shall be effective only upon approval of the Board and a majority of the Independent Trustees who have no direct or indirect financial interest in the operation of the Plan or in any agreement related to the Plan (the “Qualified Trustees”) pursuant to a vote cast in person at a meeting called for the purpose of voting on the amendment to the Plan and (ii) any amendment which increases materially the amount which may be spent by the Trust pursuant to the Plan with respect to any Fund shall be effective only upon the additional approval of a majority of the outstanding voting securities of that Fund.

SECTION 8.         REVIEW AND RECORDS

(A) Each Payee shall prepare and furnish to the Board, and the Board shall review at least quarterly, written reports setting forth all amounts expended under the Plan by the Payee and identifying the activities for which each such expenditure was made.

(B) The Trust shall preserve copies of the Plan, each agreement related to the Plan and each report prepared and furnished pursuant to this Section in accordance with Rule 12b-1 under the 1940 Act.

SECTION 9.        EFFECTIVENESS; DURATION; AND TERMINATION

With respect to a Fund, the Plan:

(A) Shall become effective with respect to a Fund, upon approval by: (i) a vote of at least a majority of the outstanding voting securities of that Fund, and (ii) the Board, including a majority of the Qualified Trustees, pursuant to a vote cast in person at a meeting called for the purpose of voting on approval of the Plan;

(B) Shall remain in effect with respect to a Fund for a period of one year from the date of its effectiveness, unless earlier terminated in accordance with this Section, and thereafter shall continue in effect, provided that such continuance is approved annually by the Board, including a majority of the Qualified Trustees pursuant to a vote cast in person at a meeting called for the purpose of voting on continuance of the Plan; and

(C) May be terminated with respect to a Fund without penalty at any time by a vote of: (i) a majority of the Qualified Trustees or (ii) a vote of a majority of the outstanding voting securities of that Fund.

APPENDIX A

Distribution Plan Payments

Fund	12b-1 Fees1
	Single Class	Multiple Share Classes
		Inst’l Class	Investor Class	Other Class
Trust: U.S. Global Investors Funds
All American Equity Fund			0.25%
China Region Fund			0.25%
Emerging Europe Fund		N/A	0.25%
Global Resources Fund		N/A	0.25%
Gold and Precious Metals Fund		N/A	0.25%
Holmes Macro Trends Fund			0.25%
Near-Term Tax Free Fund
U.S. Government Securities Ultra-Short Bond Fund
World Precious Minerals Fund		N/A	0.25%

1Indicates the current fees payable under the Distribution Plan adopted with respect to a Fund or Class.

Not applicable (N/A) indicates that the Fund or Class has not adopted a Distribution Plan.

Note:           All percentages are based on average daily net assets.